Exhibit 99.1

Press Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports First-Quarter 2015 Financial Results

First-Quarter 2015:
●	Q1 results broadly in line with EMC expectations
●	Full-year outlook adjusted to $25.7 billion in revenue and non-GAAP EPS of $1.91 to reflect the impact of foreign currency exchange rates as of March 31, 2015
●	Revenue up 2% year over year, up 6% on a constant currency basis
●	GAAP and non-GAAP EPS down 32% and 11% year over year, respectively
●	Six key high-growth areas[5] grew combined revenue well over 100% year over year and are on track to achieve $2 billion in combined revenue in 2015

HOPKINTON, Mass. - April 22, 2015 - EMC Corporation (NYSE:EMC) today reported first-quarter 2015 financial results. Consolidated first-quarter revenue was $5.6 billion, up 2% year over year and up 6% on a constant currency basis. GAAP earnings per weighted average diluted share was $0.13, down 32% year over year. Non-GAAP1 earnings per weighted average diluted share was $0.31, down 11% compared with the year-ago quarter.

EMC generated $1.1 billion in operating cash flow and $755 million in free cash flow2 in the first quarter, and ended the quarter with $13.5 billion in cash and investments. The company repurchased approximately $1.5 billion worth of its common stock in the first quarter and returned approximately $230 million to shareholders via a quarterly dividend.

Joe Tucci, EMC Chairman and CEO, said, “We are pleased that we slightly exceeded our first-quarter non-GAAP EPS expectations; however, we fell a bit short on first-quarter storage revenue due to geo-political factors in Russia and China and not executing as crisply as we had expected in the first quarter. That said, we are confident that we will meet our business outlook for the year. Our investments in high-growth areas are bearing fruit, and the scale and strength of our federated businesses continue to provide a steadily increasing number of large, multi-national customers with the capabilities needed to build their digital agendas and undergo massive IT transformations.”

Zane Rowe, EMC CFO, said, “Our financial results were broadly in line with our expectations for the quarter and previously disclosed outlook for the year, thanks to the hard work of the entire EMC team. By realigning our organization and optimizing our investments, we were able to drive further cost efficiencies in the quarter. We are well positioned for the remainder of 2015 with a strong portfolio, tremendous potential in our six key growth opportunities, and increasing strategic relevance with customers. We will continue to aggressively look for opportunities to grow the revenue line, become more efficient and increase shareholder value.”

David Goulden, CEO of EMC Information Infrastructure, said, “With most of the factors that impacted first-quarter storage revenue versus our expectations now behind us, the future is rich with opportunity for EMC Information Infrastructure. We continue to expand our lead in traditional storage market segments by bridging the gap between current and newer storage technologies to lead customers into a new digital age. We are evolving our storage portfolio and have leading positions in newer technologies - including flash, scale-out file and object storage, software-defined storage and converged infrastructure - that are growing much faster than traditional storage. Our market-segment share in most of these areas exceeds our strong leadership in traditional external storage. Finally, by working more closely with our Federation partners to leverage our best-of-breed portfolio and collective influence, our strategic relevance with our largest customers continues to grow and open up new opportunities.”

Business Highlights

•
EMC Information Infrastructure: First-quarter revenue was down 1% year over year, and up 3% on a constant currency basis. Information Storage revenue in the first quarter was flat, and up 3% on a constant currency basis. Within the Converged Infrastructure business, Vblock-related first-quarter revenue was up more than 30% compared to the year-ago quarter. Emerging Storage[3] revenue had solid growth in the first quarter, with notably strong growth for EMC XtremIO and EMC Isilon products. RSA first-quarter revenue grew 1% year over year.

•
VMware: First-quarter 2015 revenue within EMC was up 12% year over year as the business continued making significant progress on its strategic initiatives focused on the software-defined data center, hybrid cloud solutions and end-user computing.

•
Pivotal: First-quarter revenue grew 8% year over year and, most importantly, Pivotal’s subscription revenue was significantly up year over year in the first quarter as Pivotal continues its transition to a software subscription business model. Customers are benefiting from leveraging the Pivotal portfolio to build third-platform applications to transform their businesses.

Global Highlights
EMC’s consolidated first-quarter revenue from North America grew 5% year over year. Asia Pacific and Japan and Latin America grew 1% and 8% year over year, respectively, and up 6% and 14% respectively on a constant currency basis. First-quarter revenue from EMC’s Europe, Middle East and Africa region was down 2% year over year, and up 5% year over year on a constant currency basis.

Business Outlook
The revised business outlook reflects the impact of foreign currency exchange rates as of March 31, 2015. Further detail will be provided during today’s 8:30 a.m. ET live webcast for investors, which is available on the EMC Investor Relations website (http://www.emc.com/ir).

The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2015 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $25.7 billion for 2015.

•	Consolidated GAAP operating income is expected to be 13.5% of revenues for 2015 and consolidated non-GAAP[4] operating income is expected to be 21.0% of revenues for 2015.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.23 for 2015 and consolidated non-GAAP[4] earnings per weighted average diluted share are expected to be $1.91 for 2015.

•
The consolidated GAAP income tax rate is expected to be 22.6% and the consolidated non-GAAP[4] income tax rate is expected to be 23.6% for 2015. This assumes that the U.S. research and development tax credit is enacted during 2015.

•	Consolidated net cash provided by operating activities is expected to be $5.7 billion for 2015 and free cash flow[2] is expected to be $4.1 billion for 2015.

•	The weighted average outstanding diluted shares are expected to be 1.96 billion for 2015.

•	EMC expects to repurchase an aggregate of $3.0 billion of the company’s common stock in 2015.

Resources

•	The first-quarter 2015 webcast will be available for replay on the EMC Investor Relations website at http://www.emc.com/ir

•	EMC financial results are also available on the U.S. Securities and Exchange Commission website

•	Visit http://ir.vmware.com for more detail on VMware’s first-quarter 2015 financial results

•	Download the EMC Investor Relations App here

•	Connect with EMC via @EMCCorp, LinkedIn and Facebook

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the first quarters of 2015 and 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and VMware litigation and other contingencies. A benefit of the U.S. research and development (“R&D”) tax credit for the first quarters of 2015 and 2014 is included in the non-GAAP results for the first quarters of 2015 and 2014 as if the credit had been enacted. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three months ended March 31, 2015 and 2014 and for the full year 2015 business outlook.

3 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

4Items excluded from the non-GAAP business outlook for 2015 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges.  A benefit for an R&D tax credit is included in the GAAP and non-GAAP business outlook for 2015.  See attached schedules for GAAP to non-GAAP reconciliations.

5EMC’s six key high-growth areas include Airwatch, NSX, Pivotal, ViPR/ScaleIO/Elastic Cloud Storage, DSSD and XtremIO.

EMC, Atmos, DSSD, Elastic Cloud Storage, EMC RecoverPoint, Isilon, VPLEX, ViPR, ScaleIO and XtremIO are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries.  All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and VMware litigation and other contingencies) are excluded from the non-GAAP financial measures and (b) a benefit for the R&D tax credit for the first quarters of 2015 and 2014 is included in the non-GAAP financial measures for the first quarters of 2015 and 2014.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

This release also refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Revenues:
Product sales	$2,905	$3,008
Services	2,708	2,471
	5,613	5,479
Cost and expenses:
Cost of product sales	1,329	1,296
Cost of services	945	836
Research and development	788	731
Selling, general and administrative	2,037	1,852
Restructuring and acquisition-related charges	135	119
Operating income	379	645

Non-operating income (expense):
Investment income	24	36
Interest expense	(40)	(34)
Other income (expense), net	10	(76)
Total non-operating income (expense)	(6)	(74)
Income before provision for income taxes	373	571
Income tax provision	82	139
Net income	291	432
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(39)	(40)
Net income attributable to EMC Corporation	$252	$392

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.13	$0.19
Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.13	$0.19

Weighted average shares, basic	1,974	2,029
Weighted average shares, diluted	1,996	2,076

Cash dividends declared per common share	$0.12	$0.10

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$4,388	$6,343
Short-term investments	2,062	1,978
Accounts and notes receivable, less allowance for doubtful accounts of $71 and $72	2,966	4,413
Inventories	1,292	1,276
Deferred income taxes	1,067	1,070
Other current assets	788	653
Total current assets	12,563	15,733
Long-term investments	7,022	6,334
Property, plant and equipment, net	3,742	3,766
Intangible assets, net	2,041	2,125
Goodwill	16,174	16,134
Other assets, net	1,751	1,793
Total assets	$43,293	$45,885

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,206	$1,696
Accrued expenses	2,817	3,141
Income taxes payable	103	852
Deferred revenue	6,355	6,021
Total current liabilities	10,481	11,710
Income taxes payable	290	306
Deferred revenue	4,332	4,144
Deferred income taxes	270	274
Long-term debt	5,495	5,495
Other liabilities	421	431
Total liabilities	21,289	22,360
Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 1,942 and 1,985 shares	19	20
Additional paid-in capital	—	—
Retained earnings	20,887	22,242
Accumulated other comprehensive loss, net	(457)	(366)
Total EMC Corporation's shareholders' equity	20,449	21,896
Non-controlling interests	1,555	1,629
Total shareholders' equity	22,004	23,525
Total liabilities and shareholders' equity	$43,293	$45,885

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Cash flows from operating activities:
Cash received from customers	$7,495	$6,965
Cash paid to suppliers and employees	(5,584)	(4,962)
Dividends and interest received	24	55
Income taxes paid	(855)	(720)
Net cash provided by operating activities	1,080	1,338

Cash flows from investing activities:
Additions to property, plant and equipment	(197)	(275)
Capitalized software development costs	(128)	(117)
Purchases of short- and long-term available-for-sale securities	(2,421)	(2,931)
Sales of short- and long-term available-for-sale securities	1,311	2,362
Maturities of short- and long-term available-for-sale securities	422	1,307
Business acquisitions, net of cash acquired	(49)	(1,068)
Purchases of strategic and other related investments	(106)	(22)
Sales of strategic and other related investments	57	—
Increase in restricted cash	—	(76)
Net cash used in investing activities	(1,111)	(820)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	121	194
Proceeds from the issuance of VMware's common stock	54	88
EMC repurchase of EMC's common stock	(1,346)	(390)
VMware repurchase of VMware's common stock	(438)	(169)
Excess tax benefits from stock-based compensation	20	29
Payment of long- and short-term obligations	—	(1,665)
Dividend payment	(232)	(202)
Net cash used in financing activities	(1,821)	(2,115)

Effect of exchange rate changes on cash and cash equivalents	(103)	(3)

Net decrease in cash and cash equivalents	(1,955)	(1,600)
Cash and cash equivalents at beginning of period	6,343	7,891
Cash and cash equivalents at end of period	$4,388	$6,291

Reconciliation of net income to net cash provided by operating activities:
Net income	$291	$432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470	442
Non-cash restructuring and other special charges	11	5
Stock-based compensation expense	245	239
Provision for doubtful accounts	16	4
Deferred income taxes, net	(20)	(47)
Excess tax benefits from stock-based compensation	(20)	(29)
Other, net	—	17
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	1,420	910
Inventories	(69)	(139)
Other assets	(45)	(13)
Accounts payable	(575)	(369)

Accrued expenses	(376)	(236)
Income taxes payable	(754)	(535)
Deferred revenue	494	650
Other liabilities	(8)	7
Net cash provided by operating activities	$1,080	$1,338

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
		Diluted		Diluted
	March 31,	Earnings	March 31,	Earnings
	2015	Per Share	2014	Per Share
Net Income Attributable to EMC GAAP	$252	$0.126	$392	$0.188
Stock-based compensation expense	170	0.085	168	0.081
Intangible asset amortization	66	0.033	62	0.030
Restructuring charges	96	0.048	84	0.041
Acquisition and other related charges	28	0.015	14	0.006
R&D tax credit	5	0.002	8	0.004
VMware litigation and other contingencies	6	0.003	—	—
Net Income Attributable to EMC Non-GAAP	$623	$0.312	$728	$0.350

Weighted average shares, diluted		1,996		2,076
Incremental VMware dilution		$1		$2

*
Net of tax and non-controlling interest in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended
	March 31,	March 31,
	2015	2014
Gross Margin GAAP	$3,339	$3,347
Stock-based compensation expense	37	35
Intangible asset amortization	62	58
Gross Margin Non-GAAP	$3,438	$3,440

Revenues	$5,613	$5,479

Gross Margin Percentages:
GAAP	59.5%	61.1%
Non-GAAP	61.3%	62.8%

	Three Months Ended
	March 31,	March 31,
	2015	2014
Operating Margin GAAP	$379	$645
Stock-based compensation expense	244	246
Intangible asset amortization	101	94
Restructuring charges	133	114
Acquisition and other related charges	50	24
VMware litigation and other contingencies	11	—
Operating Margin Non-GAAP	$918	$1,123

Revenues	$5,613	$5,479

Operating Margin Percentages:
GAAP	6.8%	11.8%
Non-GAAP	16.4%	20.5%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	Three Months Ended March 31, 2015
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated GAAP	$373	$82	22.0%
Stock-based compensation expense	244	55	22.7%
Intangible asset amortization	101	30	29.5%
Restructuring charges	133	33	24.8%
Acquisition and other related charges	50	16	31.5%
R&D tax credit	—	(5)	N/A
VMware litigation and other contingencies	11	4	38.0%
EMC Consolidated Non-GAAP	$912	$215	23.6%

	Three Months Ended
	March 31,	March 31,
	2015	2014
Cash Flow from Operations	$1,080	$1,338
Capital expenditures	(197)	(275)
Capitalized software development costs	(128)	(117)
Free Cash Flow	$755	$946

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
Q1'15 vs Q1'14 Constant Currency Revenue Growth
(unaudited)

	Information Storage	EMC Information Infrastructure	VMware Virtual Infrastructure	EMC Consolidated

Revenue growth - GAAP	—%	(1)%	12%	2%
Impact of currency	3	4	2	3
Revenue growth on a constant currency basis	3%	3%	14%	6%

	Europe, Middle East and Africa	Asia Pacific and Japan	Latin America

Revenue growth - GAAP	(2)%	1%	8%
Impact of currency	7	5	6
Revenue growth on a constant currency basis	5%	6%	14%

This presentation refers to growth rates at constant currency or adjusting for currency so that business results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of EMC's business performance. To present this information, current period results for entities reporting in currencies other than US dollars are converted into US dollars at the exchange rate applied in each month of the prior year quarter. Constant currency includes the impacts from EMC's hedging program.

Reconciliation of GAAP to Non-GAAP
(unaudited)

Three
Months Ended
March 31,
Impact of VCE Acquisition	2015

Growth in operating expenses GAAP	10%
Impact of stock-based compensation expense and intangible asset amortization	(1)
Growth in operating expenses non-GAAP	9
Impact of VCE acquisition	(5)
Growth in operating expenses non-GAAP, excluding VCE	4%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

Twelve Months Ending December 31,
2015
Operating Income as a % of Revenue - GAAP	13.5%

Stock-based compensation expense	4.4
Intangible asset amortization	1.5
Restructuring charges	0.9
Acquisition and other related charges	0.7

Operating Income as a % of Revenue - Non-GAAP	21.0%

Twelve Months Ending December 31,
2015
Diluted Earnings Per Share - GAAP	$1.23

Stock-based compensation expense	0.42
Intangible asset amortization	0.13
Restructuring charges	0.08
Acquisition and other related charges	0.05

Diluted Earnings Per Share - Non-GAAP	$1.91

Twelve Months Ending December 31,
2015
Tax Rate - GAAP	22.6%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges and acquisition and other related charges	1.0

Tax Rate - Non-GAAP	23.6%

Twelve Months Ending December 31,
2015
Cash Flow from Operations	$5,700

Cash expenditures	(1,100)
Capitalized software development costs	(500)

Free Cash Flow	$4,100
Note: Schedules may not add or recalculate due to rounding.

Supplemental Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	VMware Litigation and Other Contingencies
EMC Consolidated
Cost of revenue	$(37)	$(62)	$—	$—	$—	$—
Research and development	(89)	(1)	—	—	—	—
Selling, general and administrative	(118)	(38)	—	(48)	—	(11)
Restructuring and acquisition-related charges	—	—	(133)	(2)	—	—
Income tax provision	55	30	33	16	(5)	4
Net income attributable to VMware	(19)	(5)	(4)	(6)	—	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—
Research and development	(35)	(1)	—	—	—	—
Selling, general and administrative	(65)	(30)	—	(7)	—	—
Restructuring and acquisition-related charges	—	—	(111)	(1)	—	—
Income tax provision	31	21	30	—	(3)	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(28)	$—	$—	$—	$—
Research and development	(54)	—	—	—	—	—
Selling, general and administrative	(53)	(8)	—	(41)	—	(11)
Restructuring and acquisition-related charges	—	—	(22)	(1)	—	—
Income tax provision	24	9	3	16	(2)	4
Net income attributable to VMware	(19)	(5)	(4)	(6)	—	(1)

Supplemental Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit
EMC Consolidated
Cost of revenue	$(35)	$(58)	$—	$—	$—
Research and development	(92)	(2)	—	—	—
Selling, general and administrative	(119)	(34)	—	(19)	—
Restructuring and acquisition-related charges	—	—	(114)	(5)	—
Income tax provision	58	28	30	7	(9)
Net income attributable to VMware	(20)	(4)	—	(3)	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—
Research and development	(32)	(1)	—	—	—
Selling, general and administrative	(61)	(31)	—	—	—
Restructuring and acquisition-related charges	—	—	(114)	—	—
Income tax provision	30	21	30	—	(5)
Net income attributable to VMware	—	—	—	—	—

VMware within EMC
Cost of revenue	$(10)	$(24)	$—	$—	$—
Research and development	(60)	(1)	—	—	—
Selling, general and administrative	(58)	(3)	—	(19)	—
Restructuring and acquisition-related charges	—	—	—	(5)	—
Income tax provision	28	7	—	7	(4)
Net income attributable to VMware	(20)	(4)	—	(3)	(1)

Supplemental Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,511	$(1)	$1,510
Cost of revenue	243	(4)	239
Gross margin	1,268	3	1,271
Research and development	305	(4)	301
Selling, general and administrative	723	(6)	717
Restructuring and acquisition-related charges	22	1	23
Operating income	218	12	230
Non-operating income (expense)	4	4	8
Income before taxes	222	16	238
Income tax provision	26	9	35
Net income	$196	7	203
Net income attributable to VMware		(39)	(39)
Net income attributable to EMC		$(32)	$164

Supplemental Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenue	$1,360	$(8)	$1,352
Cost of revenue	201	1	202
Gross margin	1,159	(9)	1,150
Research and development	293	(3)	290
Selling, general and administrative	625	(8)	617
Restructuring and acquisition-related charges	—	5	5
Operating income	241	(3)	238
Non-operating income (expense)	4	2	6
Income before taxes	245	(1)	244
Income tax provision	46	(1)	45
Net income	$199	—	199
Net income attributable to VMware		(40)	(40)
Net income attributable to EMC		$(40)	$159

Note: Schedules may not add due to rounding.

Segment Information
For the Three Months Ended March 31, 2015
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,179	$27	$100	$2,306	$16	$2,322
Services revenues	1,484	111	148	1,743	38	1,781
Total consolidated revenues	3,663	138	248	4,049	54	4,103

Gross profit	$1,850	$90	$165	2,105	22	2,127
Gross profit percentage	50.5%	65.2%	66.6%	52.0%	40.3%	51.9%

Research and development				424	27	451
Selling, general and administrative				1,169	49	1,218
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,593	76	1,669
Operating income (expense)				$512	$(54)	$458
Operating margin percentage				12.7%	(102.4)%	11.2%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,322	$583	$—	$2,905
Services revenues	1,781	927	—	2,708
Total consolidated revenues	4,103	1,510	—	5,613

Gross profit	$2,127	$1,311	$(99)	$3,339
Gross profit percentage	51.9%	86.8%	—	59.5%

Research and development	451	247	90	788
Selling, general and administrative	1,218	604	215	2,037
Restructuring and acquisition-related charges	—	—	135	135
Total operating expenses	1,669	851	440	2,960

Operating income (expense)	458	460	(539)	379
Operating margin percentage	11.2%	30.4%	—	6.8%

Non-operating income (expense)	(14)	8	—	(6)
Income tax provision	126	89	(133)	82
Net income	318	379	(406)	291
Net income attributable to the non-controlling interest in VMware, Inc.	—	(74)	35	(39)
Net income attributable to EMC Corporation	$318	$305	$(371)	$252

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended March 31, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Enterprise Content Division	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues
Product revenues	$2,302	$35	$104	$2,441	$11	$2,452
Services revenues	1,378	119	140	1,637	38	1,675
Total consolidated revenues	3,680	154	244	4,078	49	4,127

Gross profit	$1,976	$99	$162	2,237	19	2,256
Gross profit percentage	53.7%	64.7%	66.2%	54.9%	38.1%	54.7%

Research and development				377	31	408
Selling, general and administrative				1,102	41	1,143
Restructuring and acquisition-related charges				—	—	—
Total operating expenses				1,479	72	1,551
Operating income (expense)				$758	$(53)	$705
Operating margin percentage				18.6%	(108.5)%	17.1%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure	Corporate Reconciling Items	Consolidated
Revenues
Product revenues	$2,452	$556	$—	$3,008
Services revenues	1,675	796	—	2,471
Total consolidated revenues	4,127	1,352	—	5,479

Gross profit	$2,256	$1,184	$(93)	$3,347
Gross profit percentage	54.7%	87.6%	—	61.1%

Research and development	408	229	94	731
Selling, general and administrative	1,143	537	172	1,852
Restructuring and acquisition-related charges	—	—	119	119
Total operating expenses	1,551	766	385	2,702

Operating income (expense)	705	418	(478)	645
Operating margin percentage	17.1%	31.0%	—	11.8%

Non-operating income (expense)	(80)	6	—	(74)
Income tax provision	170	83	(114)	139
Net income	455	341	(364)	432
Net income attributable to the non-controlling interest in VMware, Inc.	—	(68)	28	(40)
Net income attributable to EMC Corporation	$455	$273	$(336)	$392

Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015
Information Storage:
Product Revenues	$2,302	$2,551	$2,595	$3,338	$10,785	$2,179
Services Revenues	1,378	1,425	1,456	1,497	5,757	1,484
Total Information Storage Revenues	$3,680	$3,976	$4,051	$4,835	$16,542	$3,663

Enterprise Content Division:
Product Revenues	$35	$37	$36	$56	$164	$27
Services Revenues	119	121	118	118	476	111
Total Enterprise Content Division Revenues	$154	$158	$154	$174	$640	$138

RSA Information Security:
Product Revenues	$104	$104	$114	$139	$462	$100
Services Revenues	140	139	147	148	573	148
Total RSA Information Security Revenues	$244	$243	$261	$287	$1,035	$248

EMC Information Infrastructure:
Product Revenues	$2,441	$2,692	$2,745	$3,533	$11,411	$2,306
Services Revenues	1,637	1,685	1,721	1,763	6,806	1,743
Total EMC Information Infrastructure Revenues	$4,078	$4,377	$4,466	$5,296	$18,217	$4,049

Pivotal:
Product Revenues	$11	$15	$17	$21	$65	$16
Services Revenues	38	39	41	44	162	38
Total Pivotal Revenues	$49	$54	$58	$65	$227	$54

VMware Virtual Infrastructure Revenues:
Product Revenues	$556	$612	$638	$768	$2,575	$583
Services Revenues	796	837	870	919	3,421	927
Total VMware Virtual Infrastructure Revenues	$1,352	$1,449	$1,508	$1,687	$5,996	$1,510

Consolidated Revenues:
Product Revenues	$3,008	$3,319	$3,400	$4,322	$14,051	$2,905
Services Revenues	2,471	2,561	2,632	2,726	10,389	2,708
Total Consolidated Revenues	$5,479	$5,880	$6,032	$7,048	$24,440	$5,613

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.4)%	0.5%	(0.1)%	(1.7)%	(0.5)%	(3.1)%